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                                                                  Exhibit (2)(c)

                                                                  CONFORMED COPY

                    STOCK OPTION AGREEMENT dated as of April 11, 2000, between
               BEN & JERRY'S HOMEMADE, INC., a Vermont corporation ("ISSUER"), and CONOPCO, INC., a New York corporation ("GRANTEE").

                  WHEREAS Issuer and Grantee are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement); and

                  WHEREAS as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. GRANT OF OPTION. Issuer hereby grants to Grantee an irrevocable option (the "OPTION") to purchase up to 1,219,986 (as adjusted as set forth herein) shares (the "OPTION SHARES") of Class A Common Stock at a purchase price of $43.60 (as adjusted as set forth herein) per Option Share (the "PURCHASE PRICE").

                  SECTION 2. EXERCISE OF OPTION. (a) Grantee may exercise the Option, with respect to any of or all the Option Shares at any one time after the termination of the Merger Agreement in circumstances in which the Grantee is entitled to receive a termination fee pursuant to Section 6.07 of the Merger Agreement (a "PURCHASE EVENT"); PROVIDED, HOWEVER, that (i) except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 180 days after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to and without the occurrence of a Purchase Event, and (ii) any purchase of Option Shares upon exercise of the Option shall be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the

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issuance of Option Shares illegal. Notwithstanding the termination of the
Option, Grantee shall be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option shall not affect any rights hereunder that by their terms do not terminate or expire prior to or as of such termination.

                  (b) The exercise of the Option shall be effected by Grantee sending to Issuer a written notice (an "EXERCISE NOTICE"; the date of which being herein referred to as the "NOTICE DATE") to that effect. An Exercise Notice shall specify the number of Option Shares, if any, Grantee wishes to purchase pursuant to the Option, the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined in Section 6(c)), the denominations of the certificate or certificates evidencing the Option Shares that Grantee wishes to purchase pursuant to the Option and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "OPTION CLOSING DATE"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with Section 2(a).

                  SECTION 3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) At any Option Closing, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

                  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares shall be free and clear of all Liens.

                  (c) Certificates for the Option Shares delivered at an Option Closing shall have typed or

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printed thereon a restrictive legend, which will read substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered and sold pursuant to the Securities Act, such Option Shares have been sold in a transaction in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES OF
ISSUER. Issuer hereby represents and warrants to Grantee as follows:

                  Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Class A Common Stock sufficient for Grantee to exercise the Option in full, and Issuer shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Class A Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Class A Common Stock to be issued upon due exercise of the Option, including all additional shares of Class A Common Stock or other securities which may be


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         issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, including any preemptive rights of any shareholder of Issuer.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

                  SECTION 6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Class A Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange or conversion of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, shall be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Class A Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Class A Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Class A Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Class A Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to

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consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Class A Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Class A Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of stock or other securities or cash or other property that Grantee would have received in respect of Class A Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

                  (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with
Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "CASH-OUT RIGHT") pursuant to this
Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancelation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to the greater of (i) $1.00 per Option Share the subject of such Exercise Notice and (ii) such number of Option Shares multiplied by the difference between (A) the average closing price, for the ten trading days commencing on the 12th trading day immediately preceding the Notice Date,

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per share of Class A Common Stock as reported on the NASDAQ, as reported in THE
WALL STREET JOURNAL (Northeast edition), or, if not reported thereby, any other authoritative source (the "CLOSING PRICE") and (B) the Purchase Price. Notwithstanding the termination of the Option, Grantee shall be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option. Notwithstanding anything herein to the contrary, the aggregate amount payable by Issuer to Grantee pursuant to this Section 6(c) shall not exceed $500,000.

                  SECTION 7. REGISTRATION RIGHTS. Issuer shall, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other

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material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Class A Common Stock for its own account or for any other shareholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; PROVIDED, HOWEVER, that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Class A Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

                  SECTION 8. LOSS OR MUTILATION. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancelation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

                  SECTION 9. MISCELLANEOUS. (a) EXPENSES. Except as otherwise provided in the Merger Agreement,

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each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

                  (b) AMENDMENT. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                  (c) EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  (d) NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties and their successors and permitted assigns any rights or remedies.

                  (e) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  (f) NOTICES. All notices, requests, claims, demands, and other communications under this Agreement shall be given in accordance with Section
9.02 of the Merger Agreement.

                  (g) ASSIGNMENT. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other, except that Grantee may assign all its rights under Section 7 to any person who acquires from Grantee any Option Shares. Any assignment or delegation in violation of the preceding sentence shall be void.

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Subject to the first and second sentences of this Section 9(g), this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

                  (h) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  IN WITNESS WHEREOF, Issuer and Grantee have duly executed this Agreement, all as of the day and year first written above.

                                        CONOPCO, INC.,

                                        by

                                           /S/ MART LAIUS
                                           ------------------------------------
                                           Name: Mart Laius
                                           Title: Vice President

                                        BEN & JERRY'S HOMEMADE, INC.,

                                        by

                                           /S/ PERRY D. ODAK
                                           ------------------------------------
                                           Name: Perry D. Odak
                                           Title: Chief Executive Officer